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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    ---------
                                    FORM 8- K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


Date of earliest event to report:   October 21, 1997



                              The Sled Dogs Company

              (Exact name of registration as specified in charter)


Colorado                           1-12850                    84-116-88322
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(State of other                   (Commission                (IRS Employer
jurisdiction of No.               File Number)               Identification No.)
incorporation)


212 Third Avenue North, Suite 420, Minneapolis, MN       55401
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(Address of principal executive offices)




Registrant's telephone number, including area code (612) 359-9020
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(Former name or former address, if changed since last report)




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Item 3.  Bankruptcy or Receivership.
------------------------------------

On November 5, 1997, The Sled Dogs Company filed for protection under Chapter 11 of the United States Bankruptcy Code.

The Bankruptcy Case Number is 97-47641 RLK, and is on file at the United States Courthouse in Minneapolis, MN.



Item 5.  Other Events.
----------------------

On October 15, 1997, The Sled Dogs Company terminated Chief Financial Officer, Michael P. Wise.



Item  6. Resignations of Registrant's Directors.
------------------------------------------------

On October 21, 1997, David N. Braus resigned as a Director of The Sled Dogs Company.

On October 21, 1997, Rudy A. Slucker resigned as a Director of The Sled Dogs Company.


The Sled Dogs Company markets, manufacturers and distributes Sled Dogs brand snow skates and related accessories, and is pioneering snow skating as a winter sport for inline skaters. The Sled Dogs Company has developed the world's first patented snow skate that integrates a comfortable, supportive boot and a unique replaceable base allowing the skate to glide down hill and over snow.

Forward looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by some statements made in this release. You are cautioned that all forward-looking statements involve risks and uncertainties. Among the factors that could cause results to differ materially are the following: lack of availability of financing; inability to control costs or expenses; manufacturing and distribution problems; and lack of market acceptance of the Company's products. Reference is also made to the risk factors contained in the Company's Registration Statement on Form S-3 (no. 33-80875), which are incorporated herein by reference.



                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        THE SLED DOGS COMPANY


Dated:  November 21, 1997               By: /s/ Kent A. Rodriguez
                                        -------------------------
                                           Kent A. Rodriguez
                                           Chairman and Chief Executive Officer